UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 8, 2008

Date of Report (Date of earliest event reported)

AAR CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-6263	36-2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

AAR CORP. (the “Company”), issued a press release on January 9, 2008 announcing that it has requested  U.S. Bank National Association, a United States banking association, as trustee under the Indenture dated as of February 3, 2004, among AAR CORP. and U.S. Bank National Association relating to the 2.875% Convertible Senior Notes due February 1, 2024 issued by AAR CORP. (the “Notes”), to issue a Notice of Redemption to holders of the Notes to redeem on February 12, 2008 (the “Redemption Date”) all of the outstanding Notes at a redemption price (the “Redemption Price”) of 100.958% of the principal amount thereof, plus accrued and unpaid interest to the Redemption Date.

The Notes must be surrendered to U.S Bank National Association, as Paying Agent, in accordance with the instructions in the Notice of Redemption.

Interest on the Notes will cease to accrue on and after the Redemption Date, and the only remaining right of the holders of the Notes is to receive payment of the Notes upon surrender of the Notes to the Paying Agent.  On or prior to 5:00 p.m. on February 11, 2008, holders of the Notes may elect to convert their Notes into Common Stock of the Company at a conversion rate of 53.7924 shares of Common Stock per $1,000 principal amount of Notes by surrendering their Notes to U.S. Bank National Association, as Conversion Agent, in accordance with the instructions in the Notice of Redemption.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                            Financial Statements and Exhibits

(d)           Exhibits

                99.1         Press Release issued by AAR CORP. dated January 9, 2008.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       January 10, 2008

AAR CORP.

By:	/s/ RICHARD J. POULTON
Richard J. Poulton
Vice President-Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by AAR CORP. dated January 9, 2008.